UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2007

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

At its March 26, 2007 meeting, the Compensation and Executive Development Committee of the Board of Directors (CEDC) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, the following:

1.
The CEDC approved targets and measures for annual incentives to be paid in 2008 for 2007 performance under the UIL Holdings Senior Executive Incentive Compensation Program to Messrs. James P. Torgerson, Richard J. Nicholas, Anthony J. Vallillo and Richard J. Reed and Ms. Linda L. Randell and Ms. Susan E. Allen. The annual incentive awards will become payable if corporate performance goals are achieved related to (a) earnings per share, capital expenditures and cash flow of UIL Holdings and (b), reliability and safety metrics of UIL Holdings’ principal business unit, The United Illuminating Company (UI).

2.
The CEDC approved targets and measures for annual incentives to be paid in 2008 for 2007 performance under the UIL Holdings Executive Incentive Compensation Program to Mr. Gregory W. Buckis. The annual incentive award will become payable if corporate performance goals are achieved related to (a) earnings per share, capital expenditures and cash flow, of UIL Holdings and (b), certain financial, customer and development goals of UI.

3.	The CEDC made performance share grants under the UIL Holdings Long-Term Incentive Program, as detailed below:

Name	Position	Target Number of Performance Shares Granted
James P. Torgerson	President and Chief Executive Officer	17,700
Richard J. Nicholas	Executive Vice President and Chief Financial Officer	6,490
Linda L. Randell	Senior Vice President and General Counsel	5,020
Susan E. Allen	Vice President Investor Relations, Corporate Secretary and Treasurer	2,580
Gregory W. Buckis	Vice President and Controller	2,530
Anthony J. Vallillo	President and Chief Operating Officer, The United Illuminating Company	10,920
Richard J. Reed	Vice President Electric Systems, The United Illuminating Company	3,100

In general, the performance shares granted vest at the end of the three-year period ending December 31, 2009. The issuance of performance shares upon vesting, if any, will be based upon the achievement of goals relating to UIL Holdings’ total shareholder return and net income, and system reliability of UI, over the three-year period ending December 31, 2009. For all executives, the actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed a pre-determined amount.

4.	The CEDC also made supplemental performance share grants under the UIL Holdings Long-Term Incentive Program, as detailed below:

Name	Position	Target Number of Performance Shares Granted
James P. Torgerson	President and Chief Executive Officer	11,800
Linda L. Randell	Senior Vice President and General Counsel	2,930

In general, the performance shares granted vest at the end of the two-year period ending December 31, 2008. The issuance of performance shares upon vesting, if any, will be based upon the achievement by UI, of certain performance goals over the two-year period ending December 31, 2008. The performance measure relating to UI is based on the average annual return on equity. For all executives, the actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed a pre-determined amount.

Name	Position	Target Number of Performance Shares Granted
James P. Torgerson	President and Chief Executive Officer	5,900
Linda L. Randell	Senior Vice President and General Counsel	1,260

In general, the performance shares granted vest at the end of the one-year period ending December 31, 2007. The issuance of performance shares upon vesting, if any, will be based upon the achievement by UI, of certain performance goals over the one-year period ending December 31, 2007. The performance measure relating to UI is based on the average annual return on equity. For all executives, the actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed a pre-determined amount.

5.
The CEDC approved increases effective April 1, 2007 in the base salary for the following executive officers, each of whose employment agreement provides for periodic evaluation of his or her base salary level.

•	Mr. Torgerson’s base salary increased to $600,000.
•	Mr. Nicholas’ base salary increased to $288,600.
•	Ms. Allen’s base salary increased to $204,200.
•	Mr. Buckis’ base salary increased to $199,900.
•	Mr. Vallillo’s base salary increased to $370,000.
•	Mr. Reed’s base salary increased to $220,600.

Ms. Randell’s current salary approved by the CEDC on February 28, 2007 was not adjusted at this time.

6.
As previously noted in a Form 8-K filed on January 10, 2006, Mr. Torgerson’s employment agreement entitled him to an annual grant of restricted stock equal to the number of shares which result from dividing 15% of his initial base salary by the fair market value of UIL Holdings common stock on this date, but limited to no more than 3,333 shares per year, with each annual grant vesting ratably over a five year period. Based on the fair market value of UIL Holdings common stock, the CEDC approved a grant of 2,213 restricted shares.

7.
As previously noted in a Form 8-K filed on February 28, 2007, Ms. Randell’s employment agreement entitled her to a one-time grant of restricted stock valued at $150,000 vesting ratably over a five year period and the CEDC had previously authorized the grant of 4,000 shares to be made on March 26, 2007 to satisfy the company’s obligation. Based on the fair market value of UIL Holdings common stock on such date, the CEDC reconsidered that authorization and instead approved a grant of 4,215 restricted shares.

8.
The CEDC approved an amendment to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan (the “Stock Plan’) to (i) include total shareholder return as a performance goal and thus conform the definition of “Performance Goals” to that contained in the UIL Holdings Corporation Senior Executive Incentive Compensation Plan; and to (ii) revise the section on adjustments of share numbers in the event of a stock split or similar transaction to make the company’s obligation to adjust clearly mandatory.

The CEDC also approved an amendment to the UIL Holdings Corporation Deferred Compensation Plan (the “DCP”) to, among other things, provide (i) that performance shares may be deferred up until 6 months prior to the end of the performance period, (ii) that shares of common stock to be distributed to participants after a deferral period relating to performance shares granted under the Stock Plan may be drawn from those shares authorized under either the DCP or the Stock Plan (as is already the case for shares to be distributed after a deferral period relating to restricted stock granted under the Stock Plan); (iii) for the crediting of dividend equivalents on deferred performance shares from the time that the performance share vests, with respect to performance shares vesting on or after December 31, 2006 (as is already the case for deferred restricted stock), and (iv) to revise the section on adjustments of share numbers in the event of a stock split or similar transaction to make the company’s obligation to adjust clearly mandatory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 03/30/07	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer